EXHIBIT 99.1

                         NEWS RELEASE DATED MAY 6, 2005


                                 [LOGO) netsol

Contacts:                                               NetSol Technologies:
Marty Tullio or Mark Tullio                             Najeeb U. Ghauri
McCloud Communications, LLC 949.553.9748                Chairman
marty@McCloudCommunications.com                         818.222.9195
mark@McCloudCommunications.com                          najeeb@netsoltek.com


                  NETSOL TECHNOLOGIES REVENUE AND PROFIT GROWTH
                     CONTINUES WITH THIRD QUARTER REVENUES
                              INCREASING 88 PERCENT

         NetSol Issues New Guidance for Fiscal 2005 as Company Delivers
           Record Revenues and Three Consecutive Quarters of Earnings

Calabasas, CA - May 6, 2005 - NetSol Technologies, Inc. (NASDAQ:NTWK), a developer of proprietary software applications and provider of information technology (IT) services, today reported revenue for its third quarter of fiscal 2005, ended March 31, 2005. Net revenue for the third quarter of fiscal 2005 was $3.2 million, an increase of 88.2 percent, compared to revenues of $1.7 million for the third quarter of fiscal 2004. Net income for the quarter was $135,194, or net income per weighted average diluted share of $0.01, compared to a net loss of $(295,885), or a net loss per weighted average diluted share of $(0.04), for the third quarter of fiscal 2004.

The net stockholders equity increased to over $15.2 million in the third quarter of fiscal 2005, compared to $10.5 million for the second quarter of fiscal 2005. Net cash balance improved to $2.7 million, from approximately $1.0 million in the second quarter of fiscal 2005. The consolidation of CQ's balance sheet with NetSol's has brought additional tangible value, as CQ's balance sheet carried no debt or long term liabilities, and has added cash and receivables of over $1 million to the NetSol consolidated balance sheet.

For the nine months ended March 31, 2005, the company reported revenue of $8.0 million, an increase of 105 percent, compared to revenue of $3.9 million for the nine months ended March 31, 2004. NetSol reported net income of $429,218, or net income per weighted diluted share of $0.04, for the nine-month period of fiscal 2005, versus a net loss of $(1.5) million, or a net loss per weighted average diluted share of $(0.18) for the comparable nine-month period of fiscal 2004.

Gross profit margins for both the third quarter of fiscal 2005 and the comparable 2004 quarter was approximately 59 percent. For the nine months ended March 31, 2005, gross profits rose to $5.1 million, with gross profit margins of
63.6 percent, compared to gross profits of $2.2 million, or gross profit margins of 57.6 percent for the comparable nine-month period. The increase in profit margin is due to a strict focus on managing operating expenses, along with increased sales of high-margin products and services.

NetSol's third quarter EBITDA (earnings before interest, tax, deprecation and amortization), a fundamental way to value a company's performance, was $586,178, compared to an EBITDA loss of $(26,380) for the same period ended March 31, 2004. The EBITDA gain for the first nine months of fiscal 2005 was approximately $1.63 million, compared to the EBITDA loss of $(494,527) for the comparable nine months of fiscal 2004.

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NETSOL TECHNOLOGIES REVENUE AND PROFIT GROWTH CONTINUES WITH THIRD QUARTER
REVENUES INCREASING 88 PERCENT
Page 2-2-2

"We are pleased with the significant increases in revenue and net income over the past three quarters, as the company-generated $1.5 million in free cash since our move to profitability in the first quarter of fiscal 2005 - a stunning turnaround when compared to fiscal 2004," commented NetSol Technologies CEO Naeem Ghauri.

"Our LeaseSoft license sales are now consistently driving revenue, as evidenced by a recent contract for $2.1 million from a top five automotive finance company," continued Ghauri. "These recent LeaseSoft license agreements and exponential growth in our services business have resulted in a significant sales backlog. It is important to note that each LeaseSoft licensing agreement produces a recurring, high-gross-margined revenue stream for an average of five years."

"We fully expect our NetSol-TiG joint venture, which began operations in March 2005, along with our telecommunications subsidiary, NetSol-Akhter, and the newest member of the NetSol family, CQ Systems, to assist in propelling our robust revenue growth well into fiscal 2006, as the company executes on global marketing and sales initiatives and continues to leverage its strategic partnerships to drive significant increase in sales," said NetSol Chairman Najeeb U. Ghauri.

Ghauri noted, "The traction in the market from our LeaseSoft product line will be augmented by CQ Systems' complementary product line and aggressive sales team. Our inBanking(TM) product has been significantly enhanced utilizing the n-Tier Architecture standard and is progressing well as a development-stage product. Based on our marketing information, we believe this product has the potential to be as successful, if not more so, than our flagship LeaseSoft product. We look forward to the commercialization of our inBanking product in late 2005."

Third Quarter Business Highlights:

      o NetSol awarded the first of what promises to be several Federal Government software development contracts from the Pakistan government;
      o NetSol adds five new Customers and 95 new employees including 45 from CQ Systems' acquisition;
      o NetSol's wholly-owned subsidiary, NetSol Technologies Ltd., enters into underwriting agreement with AKD Securities and other blue chip institutions for IPO and listing on the KSE;
      o Filed listing application on KSE for subsidiary, expected to raise up to $6.0 million without using NASDAQ:NTWK stock;
      o NetSol's state-of-the-art technology campus inauguration ceremony, presided over by Pakistan's Prime Minister Shaukat Aziz, while the World Economic Forum survey ranks Pakistan as second best in South Asia, using information technology to drive economic growth;
      o NetSol signs $2.1 million LeaseSoft contract with big five auto finance company;
      o     NetSol completes acquisition of CQ Systems;
      o CQ Systems adds 55 new lease and finance customers to NetSol's portfolio;
      o CQ Systems reports revenues of $5.2 million and net income of $730,000;
      o E-Commerce Times News Network adopts NetSol as a case study entitled "Choosing a Software Business Model" discussing how business models such as NetSol's positions companies for long term success;

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NETSOL TECHNOLOGIES REVENUE AND PROFIT GROWTH CONTINUES WITH THIRD QUARTER
REVENUES INCREASING 88 PERCENT
Page 3-3-3

      o NetSol's wholly-owned subsidiary, CQ Systems, completes $650,000 software implementation; and,
      o     NetSol appoints leasing industry leader to its board of directors.

Guidance Fiscal Year End June 30, 2005

      o Revenues to exceed $11.0 million; previous guidance $10.0 million in revenues;
      o     EPS to exceed $0.05;
      o     More focus in Europe and penetration in Asia Pacific region.

Outlook For Fiscal Year 2005/06

      o Launching major initiative in china to target leasing and finance companies;
      o     Revive US sales with new acquisition targets;
      o Begin Phase two of the IT Village expansion, with another 500 seat facility to accommodate sales backlog;
      o     Projecting 600-plus headcount in Lahore;
      o New initiative in high end business process outsourcing (BPO) product for specific business verticals;
      o     Expansion of CQ Systems into Central/Eastern Europe;
      o     CMMi Level 5 certification.

About NetSol Technologies, Inc.
NetSol Technologies is a leading end-to-end solution provider for the lease and finance industry. Headquartered in Calabasas, CA, NetSol Technologies, Inc. operates on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. NetSol helps its clients identify, evaluate and implement technology solutions to meet their most critical business challenges and maximize their bottom line. By utilizing its worldwide resources, NetSol delivers high-quality, cost-effective IT services ranging from consulting and application development to systems integration and outsourcing. NetSol's commitment to quality is demonstrated by its achievement of both ISO 9001 and SEI (Software Engineering Institute) CMM (Capability Maturity Model) Level 4 assessment. For more information, visit NetSol Technologies' web site at www.netsoltek.com.

Securities Exchange Act of 1934
This release is comprised of inter-related information that must be interpreted in the context of all the information provided; accordingly, care should be exercised not to consider portions of this release out of context. This release is provided in compliance with Commission Regulation FD and contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance, are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those

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NETSOL TECHNOLOGIES REVENUE AND PROFIT GROWTH CONTINUES WITH THIRD QUARTER
REVENUES INCREASING 88 PERCENT
Page 4-4-4

presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects", "will", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur. Such statements reflect the current views of NetSol Technologies with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed or expected. NetSol Technologies does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

                                 (Tables Follow)

NETSOL TECHNOLOGIES REVENUE AND PROFIT GROWTH CONTINUES WITH THIRD QUARTER REVENUES INCREASING 88 PERCENT
Page 4-4-4

                   NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                         For the Three Months             For the Nine Months
                                                            Ended March 31,                  Ended March 31,
                                                       2005             2004             2005             2004
                                                   ------------     ------------     ------------     ------------
                                                                     (restated)                         (restated)
Net revenues                                       $  3,190,918     $  1,700,774     $  7,972,450     $  3,881,731
Cost of revenues                                      1,323,237          694,823        2,903,857        1,645,536
                                                   ------------     ------------     ------------     ------------
Gross profit                                          1,867,681        1,005,951        5,068,593        2,236,195

Operating expenses:
      Selling and marketing                             219,399           49,690          474,099           96,377
      Depreciation and amortization                     403,628          294,486        1,026,769          903,182
      Settlement costs                                       --           22,500           43,200          122,500
      Bad debt expense                                       --           59,821               --          153,327
      Salaries and wages                                453,226          408,840        1,248,447        1,003,289
      Professional services, including non-cash
          compensation                                  112,830           70,701          368,135          310,403
      General and adminstrative                         462,421          490,936        1,032,687        1,239,420
                                                   ------------     ------------     ------------     ------------
          Total operating expenses                    1,651,504        1,396,974        4,193,337        3,828,498
                                                   ------------     ------------     ------------     ------------
Income (loss) from operations                           216,177         (391,023)         875,256       (1,592,303)
Other income and (expenses)
      Gain (Loss) on sale of assets                          --              160             (620)         (33,759)
      Beneficial conversion feature                      (7,500)          (3,323)        (239,416)         (99,350)
      Fair market value of warrants issued                   --               --         (249,638)              --
      Gain on forgiveness of debt                        49,865           99,146          239,506          203,234
      Interest expense                                  (47,356)         (27,779)        (177,356)        (117,368)
      Other income and (expenses)                       (45,998)         (44,115)          (2,779)         (39,918)
                                                   ------------     ------------     ------------     ------------
          Total other expenses                          (50,989)          24,089         (430,303)         (87,161)
                                                   ------------     ------------     ------------     ------------
Net income (loss) before minority interest
      in sub subsidiary                                 165,188         (366,934)         444,953       (1,679,464)
Minority interest in subsidiary                         (29,994)          71,049          (15,735)         164,387
                                                   ------------     ------------     ------------     ------------
Net income (loss)                                       135,194         (295,885)         429,218       (1,515,077)
Other comprehensive (loss)/gain:
      Translation adjustment                            (11,252)         (53,590)        (184,661)        (160,797)
                                                   ------------     ------------     ------------     ------------
Comprehensive income (loss)                        $    123,942     $   (349,475)    $    244,557     $ (1,675,874)
                                                   ============     ============     ============     ============

Net income (loss) per share:
      Basic                                        $       0.01     $      (0.04)    $       0.04     $      (0.18)
                                                   ============     ============     ============     ============
      Diluted                                      $       0.01     $      (0.04)    $       0.03     $      (0.18)
                                                   ============     ============     ============     ============

Weighted average number of shares outstanding
      Basic                                          12,704,226        7,475,148       10,937,910        8,255,680
      Diluted                                        15,642,431        7,475,148       13,750,981        8,255,680


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NETSOL TECHNOLOGIES REVENUE AND PROFIT GROWTH CONTINUES WITH THIRD QUARTER
REVENUES INCREASING 88 PERCENT
Page 5-5-5

                   NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
                  CONSOLIDATED BALANCE SHEET -- MARCH 31, 2005
                                   (UNAUDITED)


                                                ASSETS
Current assets:
     Cash and cash equivalents                                                 $  1,596,031
     Certificates of deposit                                                      1,083,450
     Accounts receivable, net of allowance for doubtful accounts of $80,000       3,699,180
     Revenues in excess of billings                                               1,914,242
     Other current assets                                                         1,207,016
                                                                               ------------
        Total current assets                                                                       9,499,919
Property and equipment, net of accumulated depreciation                                            4,809,751
Intangibles:
     Product licenses, renewals, enhancements, copyrights,
        trademarks, and tradenames, net                                           4,658,299
     Customer lists, net                                                          1,699,752
     Goodwill                                                                     3,404,886
                                                                               ------------
        Total intangibles                                                                          9,762,937
                                                                                                ------------
        Total assets                                                                            $ 24,072,607
                                                                                                ============

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses                                     $  2,729,779
     Current portion of notes and obligations under capitalized leases            4,814,463
     Billings in excess of revenues                                                 218,200
     Loans payable, bank                                                            463,241
                                                                               ------------
        Total current liabilities                                                                  8,225,683
Obligations under capitalized leases, less current maturities                                        161,122
Convertible debenture                                                                                120,000
                                                                                                ------------
        Total liabilities                                                                          8,506,805
Minority interest                                                                                    379,752
Contingencies                                                                                             --

Stockholders' equity:
     Common stock, $.001 par value; 25,000,000 share authorized;
        13,225,937 issued and outstanding                                            13,226
     Additional paid-in-capital                                                  46,817,522
     Treasury stock                                                                 (27,197)
     Accumulated deficit                                                        (30,488,248)
     Stock subscription receivable                                               (1,328,142)
     Common stock to be issued                                                      533,760
     Other comprehensive loss                                                      (334,871)
                                                                               ------------
        Total stockholders' equity                                                                15,186,050
                                                                                                ------------
        Total liabilities and stockholders' equity                                              $ 24,072,607
                                                                                                ============


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